AMENDED AND RESTATED PARTICIPATION AGREEMENT

amending and restating Participation Agreement dated effective November 2, 2004
Date: eff March 31, 2006	Amount of Credit: Up to 4,500,000.00
Seller's Share:	Purchaser's Share:
$3,950,000.00	$550,000.00
Interest Rate: Prime + 8%	Interest Rate: Prime + 8%
Method of determining Share:	See paragraph 5 below
Seller	Greenfield Commercial Credit, LLC
Purchaser:	James R. Colpitt Trust
Borrower:	Information Systems Consulting Corp., et as described in the Credit Documents.
Address:	10670 N. Central Express Way, Ste 600, Dallas, TX 75231

       THIS PARTICIPATION AGREEMENT ("Agreement"), made effective
March 31, 2006, between the undersigned as Seller and Purchaser to provide for the sale and purchase of a participation in the Credit described above to Borrower ("Credit") for the share indicated above, and to further delineate the rights, duties, and liabilities of
Seller and Purchaser in relation to the making and servicing of the Credit and application of payments:

WINTESSETH:

       NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, Seller and Purchasers agree as follows:

       1.       Credit Documents; Disbursement of Credit. The Credit has been disbursed or will be disbursed by Seller to Borrower by one or more disbursements in accordance with the agreements and notes between Seller and Borrower. The Credit is or shall be evidenced by a Fourth Amendment To Loan And Security Agreement and
documents referenced therein and executed therewith (collectively the "Credit
Documents"). Copies of the Credit Documents are either in possession of Purchaser or

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shall be forwarded to Purchaser upon request. The originals of the Credit Documents shall be retained by Seller.

       2.       Purchase of Participation. Purchaser has remitted to Seller, through Borrower, funds equivalent to the principal amount of this participation.

       3.        Interest Earned. Interest shall be earned in direct proportion to the share of the principal owned by Seller and Purchaser, except that interest earned by Purchaser shall be calculated from date of disbursement.

       4.        Disclosure of Information. To the extent not already available to Purchaser, Seller shall use its best efforts to provide Purchaser, promptly after Seller's receipt of Purchaser's written request therefore, (a) such information as is then in Seller's possession in respect of the current status of principal and interest payments under the Credit Documents and in respect of the current status of accrual of interest under the Credit Documents, (b) copies of all current financial statements then in Seller's possession with respect to Borrower and each guarantor under the Credit Documents, (c) current information then in Seller's possession as to collateral value and lien status, and (d) other current factual information then in Seller's possession bearing on the continuing creditworthiness of Borrower or any guarantor under the Credit Documents; provided that nothing contained in this paragraph shall impose any liability upon Seller for its failure to provide Purchaser any such information or financial statements except for Seller's own bad faith, willful misconduct, or gross negligence; and provided that Seller shall not be obligated to provide Purchaser with any information in violation of applicable law or any contractual restrictions on the disclosure thereof.

       5.        Loan Servicing and Application Payments. Seller will service the Credit and apply payments as follows:

                     a.       Seller will collect all payments, and, when collected, promptly credit all such payments first to Borrower's Obligations to Seller as Lender under the Credit Documents until all such Obligations are paid in full. Thereafter, Seller will collect all payments, and, when collected, promptly credit all such payments to such of Purchaser's Share as shall have been advanced by it under this Agreement. For further clarity, it is the intention of this Agreement that Purchaser shall have the benefit of any equity in the Collateral as defined in the Credit Documents, to the extent of advances made by it up to $550,000.00, but only after Borrower's Obligations to Seller as Lender have been paid in full.

                     b.        Except as expressly provided herein to the contrary, including, without limitation, the preceding paragraph, all rights pursuant ot the Credit Documents and all Collateral held by Seller to secure payment of the obligations of Borrower under the Credit Documents shall be so held (and such rights shall be exercised or not exercised at the sole option of Seller and without consent of the Purchaser) for the ratable benefit of Seller and Purchaser and Purchaser shall have no right or responsibility to exercise such rights or to require Seller to exercise such rights. Purchaser hereby acknowledges and

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agrees that neither this agreement nor the participation created hereby confer on Purchaser any right to vote on, approve, or sign amendments or waivers of the Credit Documents or any other independent benefit or any legal or equitable right, remedy or other claim under the Credit Documents, except as otherwise provided in the Credit Documents.

                     c.        The participation shall be for the account and risk, and at the pro rata out-of-pocket expense of participants, and said participation may not be transferred by Purchaser, in whole or in part, without the written consent of Seller. It is also understood that Seller shall have no independent responsibility for the performance of Borrower's obligation, or for failure or delay in exercising any rights or powers any rights or powers given Seller by the Credit Documents.

                     d.        At its option, from time to time and at any time, Seller shall be entitled to: (a) grant one or more additional participations in the obligations of Borrower under the Credit Department upn terms similar to this agreement or otherwise; or (b) pay to Purchaser all principal, interest, and fees then owing to Purchaser hereunder in respect of its pro rata Participation, thereby terminating this agreement. Notwithstanding any other provision in this Agreement, in addition to the rights of Seller, Purchaser shall have the right, at any time that Borrower is not in default to Seller under the Credit Documents, to be repaid by the Borrower for all principal, interest, and fees then owing to Purchaser hereunder and under the note between the Borrower and Purchaser dated as of November 2, 2004 (the "Note"), thereby terminating this agreement, the participation created hereunder, and the Note.

                     e.        Seller shall keep proper books of account, files and records, reflecting the participation evidenced hereby, and allow Purchaser or federal or state banking authorities having authority to examine Purchaser, to inspect same and obtain copies of such accounts, files and records, at Seller's expense.

       6.        Purchaser's Warranties. Purchaser represents and warrants that (a) it has independently reviewed the Credit Documents and all other documents related thereto in the possession of Seller and requested by Purchaser, and that there shall be no recourse on, or any liability incurred by, Seller for any misstatement (whether material or immaterial) or omission (whether negligent or otherwise) of any person contained in any such documents or otherwise, (b) Purchaser has conducted, to the extent it deems necessary, an independent investigation of Borrower, including, without limitation, an investigation relating to the creditworthiness of Borrower, and the risk involved to Purchaser in the advance of its funds pursuant to the Credit Documents, and (c) Purchaser has not relief upon Seller for any such investigation or assessment of risk.

       7.        Administration and Seller's Limited Liability. Neither Seller nor any of its agents, officers or employees shall be liable for any action taken or omitted to be taken by it or them under this agreement or any Credit Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by this agreement or any Credit Documents, or be responsible for the consequences or any

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error of judgment. Seller will exercise the same care in administering the Credit Documents as it exercises with respect to similar transactions entered into solely for its own account and shall otherwise have no liability or responsibility to Purchaser except for actions taken or omitted to betaken by Seller which shall constitute gross negligence or willful misconduct. Unless indemnified to the satisfaction of Seller against loss, cost, liability, and expense, Seller shall be under no duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of Borrower under the Credit Documents and shall not be compelled to do any act hereunder or there under or to take any action toward the exercise or enforcement of the powers created by this agreement or any Credit Documents, or to prosecute or defend any suit in respect hereof or thereof. Seller shall not be responsible in any manner to Purchaser for (a) the effectiveness, enforceability, genuineness, validity, or due execution of the Credit Documents or any other documents, (b) any representation, warranty, document, certificate, report, or statement herein made or furnished under or in connection with any of such documents, (c) the adequacy of collateral, if any, for the obligations of Borrower under the Credit Documents, (d) the existence, priority, or perfection of any liens or security interests granted or purported to be granted in connection with the Credit Documents, or (3) observation of or compliance with any of the terms, covenants, or conditions or any such documents on the part of Borrower.

       8.        No Repurchase Obligation. No amount paid by Purchaser to purchase any participation in the obligations of Borrower under the Credit Documents shall be considered a loan by Seller to Purchaser. Seller shall have no obligation to repurchase the participation sold under this agreement upon any default by Borrower under any of its obligations or otherwise.

       9.        Benefit of Agreement. None of the provisions of this agreement shall inure to the benefit of Borrower or an person other than Seller and Purchaser; consequently, Borrower and any person other than Purchaser or Seller shall not be entitled to rely upon or raise a defense, in any manner whatsoever, the failure of either Seller or Purchaser to comply with the provisions of this Agreement. Neither Seller nor Purchaser to comply with the provisions of this Agreement. Neither Seller nor Purchaser shall incur any liability to Borrower or any other person for any act or omission of each other.

       10.        Relationship With Participants. Neither the execution of this agreement, sharing in the Credit Documents, nor any agreements to share profit or losses arising as a result of the transactions contemplated hereby is intended to be or to create, and the foregoing shall be construed not to be or to create, any partnership, joint venture, or other joint enterprise between Seller and Purchaser; and neither the execution of this Agreement, nor the management and administration of the Credit Documents and the related documents by Seller, nor any other right, duty or obligation of Seller under or pursuant to this Agreement is intended to be or to create any express, implied, or constructive trust or other fiduciary relationship between Seller and Purchaser.

       11.        Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Wherever possible, each provision

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of this Agreement shall be interpreted in such manner as to be effective and valie under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       12.        Entire Agreement. This Agreement (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings, if any relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by an authorized officer or Seller and of Purchaser, and (b) has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but in making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart.

Executed as of the date first above written.
SELLER:
GREENFIELD COMMERCIAL CREDIT LLC a Michigan limited liability company By: GCC Management, Inc. Its: Manager By: _______________________________ Donald G. Barr, Jr. Its: President
PURCHASER:
JAMES R. COLPITT TRUST u/a dated 12-17-04 By: /s/ James R. Colpitt James R. Colpitt Its: Trustee